Exhibit 5.1


                                April 28, 1994

Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118

    Re: Registration Statement on Form S-8 Relating to Shares of Common Stock, Par Value $1.00 Per Share, To Be Issued Pursuant to the Anheuser-Busch Companies, Inc. 1989 Incentive Stock Plan

Ladies and Gentlemen:

     Anheuser-Busch Companies, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8, concerning 10,000,000 additional shares of common stock, par value $1.00 per share (the "Shares"), which are proposed to be sold to certain employees of the Company and certain of its subsidiaries pursuant to the Anheuser-Busch Companies, Inc. 1989 Incentive Stock Plan (the "Plan"). The Shares will be offered pursuant to the common Section 10(a) Prospectus to be used in connection with said proposed Registration Statement and the prior Registration Statement effective for the Plan, Registration No. 33-36132.

     In connection with the proposed registration, we have examined corporate records of the Company and such other documents and materials as we have considered relevant to the matters set forth below, and we have made such investigation of matters of law and fact as we have considered appropriate. Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to issue the Shares pursuant to the Plan.

     2. The Shares, when issued or sold pursuant to the provisions, terms, and conditions of the Plan, will be legally issued, fully paid, and non-assessable shares of common stock of the Company.

     We consent to the filing of this opinion as an exhibit to the aforesaid proposed Registration Statement, and we consent to the use of our name in such proposed Registration Statement.

                                          Very truly yours,


                                          THE STOLAR PARTNERSHIP


                                          By:  JOHN A. NIEMOELLER
                                               John A. Niemoeller

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